EXHIBIT 10.48

Fifth Amendment to the
Weingarten Realty Retirement Plan

R E C I T A L S:

A.           WHEREAS, Weingarten Realty Investors (the “Employer”) has previously established the Weingarten Realty Retirement Plan (the “Plan”) for the benefit of those employees who qualify thereunder and for their Beneficiaries; and

B.           WHEREAS, the Plan was submitted to the Internal Revenue Service for a determination regarding the Plan’s tax-qualified status, as restated and amended; and

C.           WHEREAS, the Internal Revenue Service, pursuant to its review of the restated and amended Plan, has requested an amendment to certain Plan provisions, as provided herein;  and

D.           WHEREAS, the Employer desires to further amend the Plan to adopt a vesting schedule that reflects changes made to Internal Revenue Code Section 411 by the Pension Protection Act of 2006; and

E.           WHEREAS, the Employer has the power and authority to amend the Plan pursuant to Section 16.1 of the Plan;

NOW, THEREFORE, pursuant to Section 16.1 of the Plan, the following amendment is hereby made and shall be effective April 1, 2002, or as otherwise stated herein:

1.           Section 5.7 of the Plan is hereby amended, as underlined, to be and read as follows:

5.7         Interest Credits

On the last day of each Plan Year beginning on or after January 1, 2002, an Interest Credit shall be credited to the Cash Balance Account of a Participant whose Annuity Starting Date has not occurred. The Interest Credit rate shall be equal to the annual interest rate on ten-year U.S. Treasury Bill Constant Maturities in effect for the third calendar month immediately preceding the Plan Year; provided, however, that if such rate is less than 2.05 percent, the rate used hereunder shall be 2.05 percent. The Interest Credit shall be based on the value of a Participant’s Cash Balance Account on the first day of the Plan Year. The Interest Credit for the Plan Year in which a Participant’s Annuity Starting Date occurs shall be credited to the Participant’s Cash Balance Account as of the last day of the calendar month preceding the month in which the Participant’s Annuity Starting Date occurs and shall accrue only through such day. No further Interest Credits shall be credited to a Participant’s Cash Balance Account following his Annuity Starting Date.

The Interest Credit on a Cash Balance Participant’s Cash Balance Account for the 2002 Plan Year shall be based on the Participant’s Opening Balance and interest on that balance for the full calendar year, including the Freeze Period.

2.           Section 7.1(b) of the Plan is hereby amended by adding the following subparagraph (3) following subparagraph (2) thereof to be and read as follows, effective as stated herein:

(3)	Vesting Schedule applicable to a Cash Balance Participant, effective January 1, 2008:

Years of Service	Vested Interest
less than 3	0%
3 or more	100%

3.           Section 9.2(g) of the Plan is hereby amended, as underlined, to be and read as follows:

(g)	Single Sum Payment. The Participant may elect to receive a single sum payment in lieu of any other retirement benefit payable under the Plan. Such single sum payment shall be equal to the following:

(1)	For a Grandfathered Participant, the Actuarially Equivalent present value of his vested Accrued Benefit.

(2)	For a Cash Balance Participant, the greater of (i) or (ii) as follows:

(i) the greater of his vested Cash Balance Account balance or an amount equal to the present value of his vested Cash Balance Account, projected to Normal Retirement Age using the Interest Credit Rate for the Plan Year in which the distribution will be made, with present value determined using the “applicable interest rate” and the “applicable mortality table,” as provided under Code Section 417(e) and related guidance; or

(ii) the Actuarially Equivalent present value of his Frozen Accrued Benefit.

A Participant may only elect this form of payment if the amount of the single sum payment, as determined above, does not exceed $50,000.

IN WITNESS WHEREOF, the Employer has caused the Plan to be amended by this Fifth Amendment this       1       day of August, 2008, to be effective as stated herein.

WEINGARTEN REALTY INVESTORS

By:                        /s/ Stephen C. Richter
Name:                   Stephen C. Richter
Title                      Executive VP/CFO